Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Insight Management Corporation:

We hereby consent to the inclusion in this Registration Statement on Form S-1 our reports dated March 31, 2009 for Insight Management, Inc.  and September 28, 2009 for Rebel Testing, Inc. relating to the respective financial statements as of December 31, 2008 and 2007, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
Houston, Texas
January 8, 2009